EXHIBIT 10.67

SUBSCRIPTION AGREEMENT

Dated as of December 16, 2013

Subscriber Information Name: Address: Email:	Total Investment $

Communication Intelligence Corporation
c/o SG Phoenix LLC, as Administrative Agent
110 East 59th Street, Suite 1901
New York, NY 10022

Re:           Series D Preferred Stock Unit Purchase

Ladies and Gentlemen:

Reference is hereby made to (i) the confidential term sheet (the “Term Sheet”), dated as of December 11, 2013, of Communication Intelligence Corporation, a Delaware corporation (the “Company”), attached hereto as Exhibit A; (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012; (iii) the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2013, June 30, 2013, and September 30, 2013; and (iv) the Company’s most recent Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 1, 2013.

Pursuant to the Term Sheet and to subscription agreements in the form of this agreement (each a “Subscription Agreement,” and, collectively, the “Subscription Agreements”), the Company proposes to issue to accredited investors up to 1,116,667 units (the “Units”), consisting of up to $3,350,001 in shares of the Company’s preferred stock, at a purchase price of $3.00 per Unit (the “Offering”). As described in greater detail below, new investors, including the undersigned (each an “Investor,” and collectively, the “Investors”) at an initial closing (the “Initial Closing”) or at additional closings thereafter, as the case may be (including the Initial Closing, each a “Closing”), will subscribe for the Units to be purchased by them, and, for each Unit purchased by them, will be issued (i) two (2) shares of Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”), which shares are convertible

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 into shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a conversion price equal to $0.0225 per share (subject to adjustment), (ii) one (1) share of Series D-2 Convertible Preferred Stock (the “Series D-2 Preferred Stock”), which shares are convertible into shares of the Company’s Common Stock at a conversion price equal to $0.05 per share (subject to adjustment), and (iii) warrants to purchase shares of Common Stock, as described in greater detail below (each a “Warrant”), the form of which is attached hereto as Exhibit B. The Series D-1 Preferred Stock and Series D-2 Preferred Stock are referred to collectively herein as the “Series D Preferred Stock.” The Company may conduct additional Closings until the earlier of (i) a maximum of $3.4 million has been received or (ii) December 31, 2013 (subject to extension by Company without notice).

The Offering will be comprised of (i) up to $2,100,000 in cash, and (ii) up to $1,250,000 in principal on converting unsecured demand notes.  In addition to the Offering, investors from the Company’s May 2013 financing will be permitted to exchange (and are expected to take advantage of the ability to) the securities issued to them in May 2013 for the securities offered in the Offering, such that investors in each round will hold the same mix of preferred stock and warrants.

Each Investor will be entitled to receive up to four (4) Warrants exercisable for an aggregate of approximately twenty seven (27) shares of Common Stock per Unit purchased. Each Warrant will be determined by dividing an Investor’s total investment by $0.0275, by dividing the result by four (4) and by rounding the final result down to the nearest whole number. Investor will receive an initial Warrant at Closing. Promptly after each of the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, the Company will issue additional Warrants to the extent that the Company’s revenue for any such quarter is not greater than or equal to $750,000, $1,000,000 and $1,250,000, respectively. The Company will use any excess revenue above such revenue targets to cover any subsequent quarter revenue target shortfall. In no event shall any Investor receive Warrants to purchase more than one hundred eight (108) shares of Common Stock per Unit purchased.

1. Subscription.  The undersigned hereby executes and delivers this Subscription Agreement and subscribes for and agrees to purchase a number of units consisting of two (2) shares of Series D-1 Preferred Stock and one (1) share of Series D-2 Preferred Stock at a price of $3.00 for each Unit, for an aggregate amount $________________ (the “Total Amount of Investment”).  The Total Amount of Investment should be remitted to SG Phoenix LLC, as administrative agent (“SG Phoenix” or the “Administrative Agent”), upon execution and delivery of this Subscription Agreement.  The Total Amount of Investment is payable either by cancellation of indebtedness, by check made out to “CIC Series D Escrow”, or by wire transfer using the following instructions:

Bank name
Attn.:
Account Name:
Account #

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2. Subscription Instruments.  The undersigned is delivering to the Company a copy of this Subscription Agreement duly completed and executed by the undersigned.

3. Conditions to Closings.

(a)           Conditions of Investors’ Obligations at Closing.  The obligations of each Investor under this Subscription Agreement are subject to the fulfillment, on or prior to the date of a Closing, of each of the following conditions, any of which may be waived in whole or in part by the Administrative Agent in its sole and absolute discretion:

(i)           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it with respect to a Closing on or prior to the date of a Closing.

 (ii)           No Material Adverse Change.  No material adverse change with respect to the Company’s business, properties, prospects or condition (financial or otherwise) shall have occurred between September 30, 2013, and the date of a Closing.

(iii)           Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Subscription Agreement with respect to the lawful sale and issuance of the Units on or prior to the date of a Closing.

(iv)           Governmental Approvals.  Except for the notices required or permitted to be filed after the date of a Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Series D Preferred Stock at a Closing.

(v)           Secretary’s Certificate.  On or prior to the date of a Closing, the Company shall have delivered to the Administrative Agent, on behalf of the Investors, a certificate executed by the Secretary of the Company dated as of the date of such Closing certifying with respect to (A) a copy of the Company’s Certificate of Incorporation and its Bylaws in effect on such date and that the Company is not in violation of or default under any provision of its Certificate of Incorporation or Bylaws as of and on the date of such Closing and (B) Board resolutions of the Company authorizing the lawful sale and issuance of the Series D Preferred Stock.

(b)           Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Units at Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, on or prior to the date of such Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(i)           Representations and Warranties.  The representations and warranties made by each Investor in Section 5 shall be true and correct when made, and shall be true and

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correct on the date of a Closing with the same force and effect as if they had been made on and as of the same date.

(ii)           Tender of Funds by Investors.  Each Investor shall have delivered to the Administrative Agent such Investor’s Total Amount of Investment.

(iii)           Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Subscription Agreement with respect to the lawful sale and issuance of the Units on or prior to the date of a Closing.

4. Representations and Warranties.  In connection with the undersigned’s subscription, the undersigned hereby represents and warrants as follows:

(a)           (i)           The undersigned acknowledges that the undersigned has carefully reviewed the Company’s public filings, including but not limited to (A) the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 29, 2013, (B) the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013, filed with the SEC on May 15, 2013, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013, filed with the SEC on August 14, 2013, and the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013, filed with the SEC on November 14, 2013, and (C) the Company’s most recent Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 1, 2013.

(ii)           The undersigned has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.  The undersigned has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.

(iii)           The undersigned is an “Accredited Investor” (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)).

(b)           The undersigned has had access to all documents, records and books of the Company, which the undersigned (or the undersigned’s advisor) considers necessary or appropriate to make an informed decision pertaining to this investment.  Additionally, the undersigned has been provided the opportunity to ask questions and receive answers concerning the terms and provisions of the Series D Preferred Stock and to obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense that is relevant to the undersigned’s investment decision.  To the extent the undersigned has not sought information regarding any particular matter, the undersigned represents that he, she or it had and has no interest in doing so and that such matters are not material to the undersigned in connection with this investment.

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(c)           The undersigned (i) has adequate means of providing for the undersigned’s current needs and possible personal contingencies and those of the undersigned’s family, if applicable, in the same manner as the undersigned would have been able to provide prior to making the investment contemplated herein, (ii) has no need for liquidity in this investment, (iii) is aware of and able to bear the risks of the investment for an indefinite period of time and (iv) presently, based on existing conditions, is able to afford a complete loss of such investment.

(d)           The undersigned recognizes that an investment in the Series D Preferred Stock (the “Securities”) involves significant risks and the undersigned may lose his, her or its entire investment in the Securities.

(e)           The undersigned understands that the Securities are “restricted securities” as that term is defined pursuant to Rule 144 of the Securities Act, and have not been registered under the Securities Act or under certain state securities laws in reliance upon exemptions therefrom for nonpublic offerings.  The undersigned understands that the Securities must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and under certain state securities laws or an exemption or exemptions from such registration are available.  The undersigned understands that the Company is under no obligation to register the Securities under the Securities Act or any other applicable securities law and that the undersigned has no right to require such registration.

(f)           The Securities are being purchased solely for the undersigned’s account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, and no other person has a direct or indirect beneficial interest in such Securities.  The undersigned represents that the undersigned has no agreement, understanding, commitment or other arrangement with any person and no present intention to sell, transfer or assign any Securities.

(g)           The undersigned agrees not to sell or otherwise transfer the Securities or the underlying shares of Common Stock unless they are registered under the Securities Act and under any applicable state securities laws, or an exemption or exemptions from such registration are available.

(h)           Neither the undersigned, nor, to the extent the undersigned has them, any of the undersigned’s shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the undersigned, the “Subscriber Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The undersigned has exercised reasonable care to determine whether any Subscriber Covered Person is subject to a Disqualification Event. The purchase of the Securities will not subject the Company to any Disqualification Event.

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(i)           The undersigned has all requisite legal capacity and power to enter into this Subscription Agreement, which constitutes a valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms; and the person signing this Subscription Agreement on behalf of the undersigned is empowered and duly authorized to do so.  The undersigned, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Subscription Agreement and such entity has not been formed for the specific purpose of acquiring the Securities in the Company unless all of its equity owners qualify as accredited individual investors.

(j)           All information which the undersigned has provided to the Administrative Agent and the Company concerning the undersigned, the undersigned’s financial position and knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, concerning such knowledge of the person making the investment decision on behalf of such entity, including all information contained in this Subscription Agreement, is true, correct and complete as of the date set forth on the signature page hereof, and if there should be any adverse change in such information prior to the subscription being accepted, the undersigned will immediately provide the Company with such information.

(k)           The offering and sale of the Securities to the undersigned were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

(l)           The undersigned shall pay all sales, transfer, income, use, and similar taxes arising out of or in connection with the Securities in accordance with all applicable laws.

5. Confidentiality.  The undersigned hereby acknowledges and agrees that the Term Sheet and the information contained in this Subscription Agreement may contain material information about the Company that has not been disclosed to the public generally.  The undersigned understands that it and its representatives could be subject to fines, penalties and other liabilities under applicable securities laws if the undersigned or any of its representatives trades in the Company’s securities while in possession of any material, non-public information concerning the Company.  The undersigned agrees to keep such information confidential and not to trade, and not to allow any of its representatives to trade, in the Company’s securities until such time as the undersigned or such representatives are no longer prohibited from so trading under all applicable securities laws (whether because the Company publicly disclosed all material information about the Company contained in the Term Sheet and this Subscription Agreement or otherwise).

6. Indemnification.  The undersigned agrees to indemnify and hold harmless the Company and its stockholders, officers, directors, employees, advisors, attorneys and agents (including the Administrative Agent) (the “Indemnitees”) from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees and court costs) which they

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may incur by reason of any breach of the representations and warranties and agreements made by the undersigned herein or in any document provided by the undersigned to the Company.

7. Market Standoff Provision.  The undersigned hereby agrees that, if so requested in writing by the Company or any managing underwriter (the “Managing Underwriter”) in connection with any registration of the offering by the Company of any securities of the Company under the Securities Act, the undersigned shall not sell or otherwise transfer any securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act.  The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restrictions until the end of such Market Standoff Period.

8. Legend.  The undersigned understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Securities (or the securities underlying the Securities), together with any other legend that may be required by federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OF HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

9. Additional Action.  The undersigned shall, upon the request of the Administrative Agent or the Company, from time to time, execute and deliver promptly to the Administrative Agent or the Company all instruments and documents of further assurances or otherwise, and will do any and all such acts and things, as may be reasonably required to carry out the obligations of the undersigned hereunder and to consummate the transactions contemplated hereby.

10. Miscellaneous.

(a)           The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned’s interest herein, and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.  The covenants, representations and warranties contained in this Subscription Agreement shall be binding on the undersigned’s heirs, legal representatives, successors and assigns and shall inure to the benefit of the Company and the Indemnitees and their respective successors and assigns.

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(b)           The undersigned agrees that subject to any applicable state law, the undersigned may not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the acceptance hereof by the Company as well as the death or disability of the undersigned and shall be binding upon the undersigned’s heirs, executors, administrators, successors and assigns.

(c)           This Subscription Agreement, together with the Exhibits attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

(d)           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without regard to its conflicts of law rules.  Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Subscription Agreement and waives any objection to venue in the State of New York.

(e)           Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions as may be necessary to comply with any and all laws and ordinances to which the Company is subject.

(f)           For the convenience of the parties, any number of counterparts hereof may be executed and each such executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

(g)           This Subscription Agreement may be executed by the undersigned manually or by electronic signature and transmitted by facsimile, e-mail or electronically to the Administrative Agent, and if so executed and transmitted this Subscription Agreement will be for all purposes as effective as if the parties had delivered an executed original Subscription Agreement.

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EXHIBIT 10.67

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Subscription Agreement as of the date first above written.

Total Amount of Investment or of
Converting Demand Note(s)

Number of Units

Shares of Series D-1 Preferred Stock

Shares of Series D-2 Preferred Stock

Warrant Shares at Closing

Maximum Amount of Possible Future
Warrant Shares

For Individuals: Print Name Above Sign Name Above Social Security Number For Entities: Print Name of Entity Above By: Name: Title: Employer Identification Number or Tax ID Number

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SUBSCRIPTION ACCEPTANCE

IN WITNESS WHEREOF, the undersigned hereby accepts the subscription on behalf of the Company in accordance with the terms of the foregoing Subscription Agreement as of the date first above written.

SG PHOENIX LLC, as Administrative Agent

By:
Name:           Andrea Goren
Title:           Member

Accepted Total Amount of Investment

Accepted Number of Units

Accepted Shares of Series D-1 Preferred Stock

Accepted Shares of Series D-2 Preferred Stock

Accepted Warrant Shares at Closing

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EXHIBIT A

Term Sheet

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EXHIBIT B

Form of Warrant